                                                                    EXHIBIT 10.9

                                                                  EXECUTION COPY


                       PREFERRED UNIT PURCHASE AGREEMENT

                           DATED AS OF JUNE 30, 1999

                                     AMONG

                                 DONJOY, L.L.C.

                                      AND

                          THE PURCHASERS NAMED HEREIN

                               TABLE OF CONTENTS


                                                                                                        Page
ARTICLE I DEFINED TERMS; RULES OF CONSTRUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

  1.1    Defined Terms.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
  ---    -------------
  1.2    Rules of Construction.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
  ---    ---------------------

ARTICLE II PURCHASE AND SALE OF PREFERRED UNITS; CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . 5

  2.1    Amended and Restated Operating Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
  ---    ----------------------------------------
  2.2    Authorization of Issuance of Preferred Units.  . . . . . . . . . . . . . . . . . . . . . . . . . 5
  ---    ---------------------------------------------
  2.3    Sale of Preferred Units.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
  ---    -----------------------
  2.4    Closing.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
  ---    -------
  2.5    Closing Deliveries.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
  ---    ------------------
  2.6    Use of Proceeds.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
  ---    ---------------

ARTICLE III REPRESENTATIONS AND WARRANTIES ABOUT THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . 6

  3.1    Private Sale.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
  ---    ------------
  3.2    Capitalization.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
  ---    --------------
  3.3    Authority, Execution and Enforceability.   . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
  ---    ---------------------------------------
  3.4    No Conflict.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
  ---    -----------
  3.5    Investment Company Act.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
  ---    ----------------------
  3.6    Recapitalization Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
  ---    --------------------------

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS . . . . . . . . . . . . . . . . . . . . . . . 8

  4.1    Authorization of the Documents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
  ---    ------------------------------
  4.2    Investment Representations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
  ---    --------------------------

ARTICLE V . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

  5.1    Information Rights.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
  ---    ------------------
  5.2    Compliance with Indenture Covenants.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
  ---    -----------------------------------
  5.3    Compliance with Credit Agreement Covenants.  . . . . . . . . . . . . . . . . . . . . . . . . . .11
  ---    ------------------------------------------

ARTICLE VI CONDITIONS TO CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

  6.1    Conditions to Purchasers' Obligations.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
  ---    -------------------------------------
  6.2    Conditions to the Company's Obligations.   . . . . . . . . . . . . . . . . . . . . . . . . . . .12
  ---    ---------------------------------------

ARTICLE VII INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

  7.1    Survival of Representations, Warranties, Agreements and Covenants, Etc.  . . . . . . . . . . . .12
  ---    ----------------------------------------------------------------------
  7.2    Indemnification.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
  ---    ---------------

ARTICLE VIII TRANSFER OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14

  8.1    Restriction on Transfer.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
  ---    -----------------------
  8.2    Restrictive Legends.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
  ---    -------------------

ARTICLE IX ADDITIONAL AGREEMENTS OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14

  9.1    Fees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
  ---    ----
  9.2    Further Assurances.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
  ---    ------------------
  9.3    Remedies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
  ---    --------
  9.4    Successors  and  Assigns.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
  ---    ------------------------
  9.5    Entire  Agreement.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
  ---    -----------------
  9.6    Notices.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
  ---    -------
  9.7    Amendments, Modifications and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
  ---    -------------------------------------

  9.8    Governing  Law; Waiver of Jury Trial.  . . . . . . . . . . . . . . . . .  . . . . . . . . . . .17
  ---    ------------------------------------
  9.9    No Third Party Reliance.   . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . .18
  ---    -----------------------
  9.10   Severability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . .19
  ----   ------------
  9.11   Independence of Agreements, Covenants, Representations and Warranties.    . . . . . . . . . . .19
  ----   ---------------------------------------------------------------------
  9.12   Counterparts; Facsimile Signatures.  . . . . . . . . . . . . . . . . . .  . . . . . . . . . . .19
  ----   ----------------------------------

                             SCHEDULES AND EXHIBITS

SCHEDULES
---------
Schedule I                -       Purchasers, Purchase Price and Fees

EXHIBITS
--------
Exhibit A                 -       Amended and Restated Operating Agreement
Exhibit B                 -       Members' Agreement
Exhibit C                 -       SBA Sideletter

                                                        PREFERRED UNIT PURCHASE
                                     AGREEMENT dated as of June 30, 1999 by and among DONJOY, L.L.C., a Delaware limited liability company (the "Company"), and the Purchasers listed on Schedule I (collectively, the "Purchasers").

                 The Company is in the business of developing, manufacturing and marketing orthopedic recovery products (the "Business"). The Company desires to raise $31,415,000 in preferred equity financing, and the Purchasers are willing to purchase certain of the Company's redeemable preferred units (the "Preferred Units") in connection therewith, all on the terms and subject to the conditions set forth herein.

                 ACCORDINGLY, in consideration of the foregoing and the covenants, agreements, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto hereby agree as follows:

                                   ARTICLE I
                     DEFINED TERMS; RULES OF CONSTRUCTION

1.1      DEFINED TERMS.

         Capitalized terms used and not otherwise defined in this Agreement have the meanings given to them below or in the other locations of this Agreement specified below (or, if not defined herein, have the meanings ascribed to them in the Amended and Restated Operating Agreement):

                 "Agreement" shall have the meaning given to such term in
Section 1.2.

                 "Amended and Restated Operating Agreement" means the Company's Amended and Restated Operating Agreement, dated as of the date hereof, among the Company and the holders of Units of the Company, in substantially the form set forth in Exhibit A, as amended from time to time.

                 "Applicable Law" means , as to any Person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any governmental authority applicable to such Person or any of its assets or property and all judgments applicable to such Person.

                 "Application Fee" has the meaning given to it in Section 9.1.

                 "Board" means the Board of Managers of the Company.

                 "Business" has the meaning given to it in the Preamble to this Agreement.

                 "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banks in New York, New York are authorized or required to be closed.

                 "CB Capital" means CB Capital Investors, L.P, and any successors or assigns of its Interest (as defined in the Amended and Restated Operating Agreement).

                 "Claim" means any claim, demand, assessment, judgment, order, decree, action, cause of action, litigation, suit, investigation or other Proceeding.

                 "Closing" has the meaning given to it in Section 2.4.

                 "Closing Certificate" has the meaning given to it in Section
7.1.

                 "Closing Date" has the meaning given to it in Section 2.4.

                 "Closing Fee" has the meaning given to it in Section 9.1.

                 "Code" means the Internal Revenue Code of 1986, as amended, or any similar Federal law then in force, and the rules and regulations promulgated thereunder, all as the same may from time to time be in effect.

                 "Commission" means the Securities and Exchange Commission or any successor or replacement thereto.

                 "Common Units" means the common units of the Company providing the holder thereof to the rights provided by the Amended and Restated Operating Agreement.

                 "Company" has the meaning given to it in the caption to this Agreement.

                 "Company Indemnified Persons" has the meaning given to it in
Section 6.2(b).

                 "Credit Agreement" shall mean the Credit Agreement dated as of the date hereof, among the Company, as Parent, DJ Orthopedics, as Borrower, the lenders party thereto, First Union National Bank, as Administrative Agent, Documentation Agent and Collateral Agent, The Chase Manhattan Bank, as Syndication Agent, Issuing Bank and Swingline Lender and Chase Securities Inc., as Arranger and Book Manager, as amended from time to time.

                 "DJ Capital" means DJ Orthopedics Capital Corporation, a Delaware corporation and a wholly-owned subsidiary of DJ Orthopedics.

                 "DJ Orthopedics" means DJ Orthopedics, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company.

                 "Documents" means this Agreement, the Amended and Restated Operating Agreement, the Members' Agreement and the SBA Sideletter.

                 "First Union" means First Union Investors, Inc., and any successors or assigns of its Interest (as defined in the Amended and Restated Operating Agreement).

                 "Fundamental Documents" means the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. The

Fundamental Documents of the Company are the Amended and Restated Operating Agreement, the Members' Agreement and the By-Laws of the Company.

                 "Indemnified Persons" means any of the Company Indemnified Persons or any of the Purchaser Indemnified Persons, as the context may require.

                 "Indemnifying Persons" means any of the Purchasers or the Company, as the context may require.

                 "Indenture" has the meaning given to it in the Amended and Restated Operating Agreement.

                 "Initial Purchaser" has the meaning given to it in the Senior Subordinated Notes Purchase Agreement.

                 "Investment Company Act" shall have the meaning given to such term in Section 3.5.

                 "Liability" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

                 "LLC Act" shall have the meaning given to such term in Section 3.2.

                 "Loss" means any loss, Liability, Claim, cost, damage, deficiency, Tax (including any Taxes imposed with respect to any indemnity payments for any such Loss), penalty, fine or expense, whether or not arising out of any Claims by or on behalf of any party to this Agreement or any third party, including interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing which any such party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of any indemnifiable event or condition.

                 "Members' Agreement" means the Members' Agreement among the Company and the holders of Units, in substantially the form set forth in Exhibit B, as amended from time to time.

                 "Offering Memorandum" means the offering memorandum dated June 17, 1999, as the same may be amended or supplemented from time to time prior to Closing, to be used in connection with the sale of the Senior Subordinated Notes.

                 "Person" has the meaning given to it in the Amended and Restated Operating Agreement.

                 "Preferred Units" has the meaning given to it in the Preamble to the Agreement providing the holder thereof to the rights provided by the Amended and Restated Operating Agreement.

                 "Proceeding" means any legal, administrative or arbitration action, suit, complaint, charge, hearing, inquiry, investigation or proceeding.

                 "Purchaser" has the meaning given to it in the caption to this Agreement and any Person succeeding to the rights of a Purchaser pursuant to the terms hereof.

                 "Purchaser Indemnified Person" has the meaning given to it in
Section 7.2(a).

                 "Recapitalization Agreement" means the Recapitalization Agreement, dated as of April 29, 1999, by and among Chase DJ Partners, LLC, Smith & Nephew, Inc. and the Company.

                 "SBA Sideletter" means the letter from the Company to CB Capital, in substantially the form attached as Exhibit C.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Senior Subordinated Notes" means the Company's 12 5/8% Senior Subordinated Notes due 2009 issued on the date hereof.

                 "Senior Subordinated Notes Purchase Agreement" means the Purchase Agreement dated as of June 17, 1999, among the Company, DJ Orthopedics, DJ Capital and the Initial Purchaser signatory thereto.

                 "Tax" means any Taxes and the term "Taxes" means, with respect to any Person, (A) all income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) on such Person and (B) any Liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of (i) being a "transferee" (within the meaning of Section 6901 of the Code or any other Applicable Law) of another Person, (ii) being a member of an affiliated, combined or consolidated group or (iii) a contractual arrangement or otherwise.

                 "Transaction Documents" has the meaning given to it in Section 3.3.

                 "Units" means, collectively, the Common Units and the Preferred Units.

1.2      RULES OF CONSTRUCTION.

         The term this "Agreement" means this agreement together with all schedules and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The use in this Agreement of the term "including" means "including, without limitation." The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require or permit. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1.
                                   ARTICLE II
                 PURCHASE AND SALE OF PREFERRED UNITS; CLOSING

2.1      AMENDED AND RESTATED OPERATING AGREEMENT.

         Simultaneously with or prior to the Closing, the Company shall execute and deliver the Amended and Restated Operating Agreement. The Amended and Restated Operating Agreement designates 100,000 Preferred Units and sets forth the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof.

2.2      AUTHORIZATION OF ISSUANCE OF PREFERRED UNITS.

         The Company has authorized the issuance, sale, transfer, assignment, conveyance and deliverance at the Closing of an aggregate of 40,184 Preferred Units.

2.3      SALE OF PREFERRED UNITS.

         At the Closing, subject to the satisfaction or waiver of the conditions set forth in Article VI, the Company shall issue, sell, transfer, assign, convey and deliver to each Purchaser, and each Purchaser shall severally purchase from the Company, that number of Preferred Units set forth opposite its name on Schedule I for the aggregate purchase price set forth opposite its name.

2.4      CLOSING.

         The closing (the "Closing") hereunder with respect to the issuance, sale, transfer, assignment, conveyance and delivery of the Preferred Units being purchased by each Purchaser at the Closing and the consummation of the related transactions contemplated hereby shall, subject to the satisfaction or waiver of the applicable conditions set forth in Article VI, take place at the offices of O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York 10112 at 10:00 a.m., local time, on the date of the closing of the transactions contemplated by the Recapitalization Agreement, or at such other time, date or place as agreed to by the parties (such date, the "Closing Date").


2.5      CLOSING DELIVERIES.

         At the Closing, the Company shall deliver to each Purchaser purchasing Preferred Units a certificate, registered in such Purchaser's name, representing the Preferred Units purchased by such Purchaser at the Closing, against receipt by the Company of a wire transfer, of immediately available funds to an account or accounts designated by the Company, of an aggregate amount equal to the purchase price for the Preferred Units being purchased by such Purchaser at the Closing.

2.6      USE OF PROCEEDS.

         The proceeds received by the Company from the sale of Preferred Units shall be used by the Company (i) as set forth under "Sources and Uses of Funds" in the Offering Memorandum and (ii) to pay the Application Fee and the Closing Fee as set forth in

Section 9.1.
                                  ARTICLE III
                REPRESENTATIONS AND WARRANTIES ABOUT THE COMPANY

                 The Company represents and warrants to each Purchaser as follows:

3.1      PRIVATE SALE.

         Assuming the accuracy of the representations of the Purchasers in
Section 4.2, the offering, sale, and issuance of the Preferred Units will be exempt from registration under the Securities Act and applicable state securities laws and the rules and regulations promulgated thereunder.

3.2      CAPITALIZATION.

          (a) As of the Closing Date, the Company will have an authorized capitalization as set forth in the Offering Memorandum under the heading "Security Ownership of Certain Beneficial Owners and Management--Description of Operating Agreement"; all of the outstanding Units of the Company have been duly and validly authorized and issued and are not subject to assessment by the Company for additional capital contributions; provided, however, that each member of the Company would be liable for the amount of any distribution to such member (or its predecessor in interest) made in violation of Section 18-607 or Section 18-804 of the Limited Liability Company Act of the State of Delaware (the "LLC Act") to the extent the same is required to be returned to or for the account of the Company as provided in Section 18-607 or Section 18-804, as applicable, of the LLC Act, potentially with interest. All of the outstanding units or shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, and, in the case of capital stock, fully paid and non-assessable or, in the case of the units of DJ Orthopedics, are not subject to assessment by the Company for additional capital contributions; provided, however, that each member of DJ Orthopedics will be liable for the amount of any distribution to such member (or its predecessor in interest) made in violation of Section 18-607 or Section 18-804 of the LLC Act to the extent the same is required to be returned to or for the account of the Company as provided in Section 18-607 or Section 18-804, as applicable, of the LLC Act, potentially with interest; and are owned directly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party, (except for those created pursuant to the Credit Agreement, the Amended and Restated Operating Agreement or the Members' Agreement and except for those described in the Offering Memorandum). DJ Orthopedics has no subsidiaries other than DJ Capital and Smith & Nephew DonJoy de Mexico, S.A. de C.V., a Mexican corporation.

          (b) Except as described in the Offering Memorandum, there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, units or other equity or other ownership interests in the Company or any of its subsidiaries.

3.3      AUTHORITY, EXECUTION AND ENFORCEABILITY.

          (a) The Company (i) has full right, power and authority to execute and deliver this Agreement, and (ii) had or has full right, power and authority to execute and deliver the Recapitalization Agreement, the Amended and Restated Operating Agreement, the Members' Agreement, the Credit Agreement, the Indenture and the Senior Subordinated Notes Purchase Agreement (collectively, the "Transaction Documents") and to perform its respective obligations hereunder and thereunder; and all requisite action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly and validly taken.

          (b) Each Transaction Document has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against it in accordance with its terms, except to the extent that (i) such enforceability may be subject to (A) bankruptcy, insolvency, fraudulent, conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and (B) general equitable principles (whether considered in a proceeding in equity or at law) and (ii) the validity or enforceability of rights to indemnification and contribution thereunder may be limited by Federal or state securities laws or regulations or the public policy underlying such laws or regulations.

3.4      NO CONFLICT.

         The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party, the compliance by the Company with the terms thereof and the consummation of the transactions contemplated thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or, except for those existing on the Closing Date and permitted under the Credit Agreement and those created pursuant to the Credit Agreement, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the

Company or any of its subsidiaries is subject, nor will any such actions result in any violation of the provisions of the limited liability company agreement, operating agreement, charter or by-laws, as applicable, of the Company or any of its subsidiaries or any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (assuming compliance by each Purchaser with its representations, warranties and agreements set forth in Section 4 hereof and assuming compliance by the Initial Purchaser of its representations, warranties and agreements set forth in Section 2 of the Senior Subordinated Notes Purchase Agreement); and (assuming compliance by each Purchaser with its representations, warranties and agreements set forth in Section 4 hereof and assuming compliance by the Initial Purchaser of its representations, warranties and agreements set forth in Section 2 of the Senior Subordinated Notes Purchase Agreement) no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party, the issuance, sale and delivery of the Preferred Units and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, filings, registrations or qualifications which shall have been obtained or made prior to the Closing Date.

3.5      INVESTMENT COMPANY ACT.

         Neither the Company nor any of its subsidiaries is (i) an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder or (ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

3.6      RECAPITALIZATION AGREEMENT.

         Except as set forth on Schedule 3.6 hereto, or as described in the Offering Memorandum, the representations and warranties contained in Article V of the Recapitalization Agreement are true and correct in all material respects (except to the extent such representations and warranties which expressly relate to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects on such date).

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser severally represents and warrants to the Company as to itself and not as to any other Purchaser, as of the date hereof, as follows:

4.1      AUTHORIZATION OF THE DOCUMENTS.

         Such Purchaser has all requisite power and authority to execute, deliver and perform the Documents to which it is a party and the transactions contemplated thereby, and the execution, delivery and performance by such Purchaser of the Documents to which it is a party have been duly authorized by all requisite action by such Purchaser. This Agreement has been duly executed and delivered by such Purchaser and this Agreement constitutes and, when executed and delivered by such Purchaser (assuming the due authorization, execution and delivery by the other parties thereto), each other Document to which such Purchaser is a party will constitute a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws and subject to general principles of equity.

4.2      INVESTMENT REPRESENTATIONS.

         Solely for establishing that the issuance, sale, transfer, assignment, conveyance and deliverance of the Preferred Units to such Purchaser is exempt from the registration requirements of the Securities Act and comparable provisions of state blue-sky laws and not in any way to mitigate the responsibility or Liability of the Company for any breach of the representations and warranties made by it in this Agreement, on which such Purchaser is relying in full in connection with its decision to invest in the
Company:

          (a) Such Purchaser is acquiring the Preferred Units for its own account, for investment and not with a view to the distribution thereof or any interest therein in violation of the Securities Act or applicable state securities laws.

          (b) Such Purchaser understands that (i) the Preferred Units have not been registered under the Securities Act or applicable state securities laws by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws and (ii) the Preferred Units must be held by such Purchaser indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from such registration.

          (c) Such Purchaser further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Purchaser) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales of the Preferred Units acquired hereunder in limited amounts.

          (d) Such Purchaser has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

          (e) Such Purchaser is an "accredited investor" (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act). The Company has made available to such Purchaser or its representatives all agreements, documents, records and books that such Purchaser has requested relating to an investment in the Preferred Units which may be acquired by the Purchaser hereunder. Such Purchaser has had an opportunity to ask questions of, and receive answers from, a person or persons acting on behalf of the Company, concerning the terms and conditions of this investment, and answers have been provided to all of such questions to the full satisfaction of such Purchaser. Such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of this investment. Such Purchaser's representations in this subsection shall in no way limit the enforceability of any representations made by the Company in any of the Documents to which it is a party.

          (f) Such Purchaser was not formed for the purpose of consummating the transactions contemplated hereby.

                                   ARTICLE V
                                   COVENANTS


5.1      INFORMATION RIGHTS.

         The Company shall furnish each Purchaser with the following:

          (a) Monthly Reports. As soon as available, but not later than 30 days after the end of each fiscal month, a consolidated balance sheet of the Company as of the end of such period and consolidated statements of income of the Company for such period and for the period commencing at the end of the previous fiscal year and ending with the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to the budget or business plan and an analysis of the variances from the budget or plan, all prepared in accordance with generally accepted accounting principles consistently applied with past practices (except for the absence of footnotes and year-end adjustments).

          (b) Quarterly Reports. As soon as available, but not later than 45 days after the end of each quarterly accounting period, (i) a consolidated balance sheet of the Company as of the end of such period and consolidated statements of income, cash flows and changes in members' equity for such quarterly accounting period and for the period commencing at the end of the previous fiscal year and ending with the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to the budget or business plan and an analysis of the variances from the budget or plan, all prepared in accordance with generally accepted accounting principles consistently applied with past practices (except for the absence of footnotes and year-end adjustments) and (ii) a report by management of the Company of the operating and financial highlights of the Company and its subsidiaries for such period.

          (c) Annual Audit. As soon as available, but not later than 120 days after the end of each fiscal year of the Company, audited consolidated financial statements of the Company, which shall include statements of income, cash flows and changes in members' equity for such fiscal year and a balance sheet as of the last day thereof, each prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the report of a "Big 5" firm of independent certified public accountants selected by the Board (the "Accountants"). The Company and its subsidiaries shall maintain a system of accounting sufficient to enable its Accountants to render the report referred to in this Section 4.

          (d) Budgets. As soon as available, but not more than 90 days after the commencement of each new fiscal year, a business plan and projected financial statements for such new fiscal year.

          (e) Miscellaneous. Promptly upon becoming available, the Company shall provide to each Purchaser copies of all financial statements, reports, press releases, notices, proxy statements and other documents sent by the Company or its subsidiaries to its members generally or released to the public and copies of all regular and periodic reports, if any, filed by the Company or its subsidiaries with the Commission, any securities exchange or the NASD.

5.2      COMPLIANCE WITH INDENTURE COVENANTS.

         So long as any Preferred Units (other than Paid Preferred Units) are outstanding, the Company shall cause DJ Orthopedics to perform its obligations under Section 4.03, Section 4.05, Section 4.06, Section 4.07, Section 4.09 and
Section 4.12 of the Indenture.

5.3      COMPLIANCE WITH CREDIT AGREEMENT COVENANTS.

         So long as any Preferred Units (other than Paid Preferred Units) are outstanding, the Company will perform its obligations under Section 6.01(b),
Section 6.03(b) and Section 6.09 of the Credit Agreement, as in effect on the date hereof.

                                   ARTICLE VI
                             CONDITIONS TO CLOSING

6.1      CONDITIONS TO PURCHASERS' OBLIGATIONS.

         The obligation of each Purchaser to purchase and pay for the Preferred Units to be purchased hereunder at the Closing is subject to the satisfaction of the following conditions, whether precedent or subsequent (unless waived by such Purchaser):

          (a) The Company and each member of the Company (other than the Purchasers) shall have executed and delivered to each Purchaser a counterpart to the Amended and Restated Operating Agreement.

          (b) The Company shall have duly issued and delivered to each Purchaser a certificate for the number of Preferred Units purchased by such Purchaser.

          (c) The Company and each member of the Company (other than the Purchasers) shall have duly executed and delivered to each Purchaser a counterpart to the Members' Agreement.

          (d) The Company shall have executed and delivered to each Purchaser an SBA Sideletter.

          (e) The Company shall have performed its obligations under, and shall have complied with, all the covenants and agreements set forth in this Agreement.

          (f) Each Purchaser shall have received a certificate from the Secretary or an Assistant Secretary of the Company, dated as of the Closing Date, certifying (i) that true and complete copies of the Fundamental Documents of the Company as in effect on the Closing Date are attached thereto, (ii) as to the incumbency and genuineness of the signatures of each Person executing this Agreement and the other Documents on behalf of the Company and (iii) the genuineness of the resolutions (attached thereto) of the Board or similar governing body of the Company authorizing the execution, delivery and performance of this Agreement and the other Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby.

          (g) All representations and warranties of the Company contained in Article III shall be true and correct in all material respects on and as of the Closing Date.

          (h) The transactions contemplated by the Recapitalization Agreement, the Credit Agreement and the Senior Subordinated Notes Purchase Agreement shall be consummated concurrently with the closing under this Agreement.

6.2      CONDITIONS TO THE COMPANY'S OBLIGATIONS.

         The obligation of the Company to issue the Preferred Units to each Purchaser at the Closing is subject to the satisfaction of the following conditions whether precedent or subsequent (unless waived by the Company):

          (a) Each Purchaser shall have delivered to the Company by wire transfer, of immediately available funds to an account or accounts designated by the Company, an aggregate amount equal to the purchase price for the Preferred Units being purchased by such Purchaser.

          (b) Each Purchaser and each other member of the Company shall have duly executed and delivered to the Company a counterpart to the Amended and Restated Operating Agreement.

          (c) Each Purchaser and each other member of the Company shall have duly executed and delivered to the Company a counterpart to the Members' Agreement.

          (d) All representations and warranties of each Purchaser contained in Article III shall be true and correct in all material respects on and as of the Closing Date.

          (e) The transactions contemplated by the Recapitalization Agreement, the Credit Agreement and the Senior Subordinated Notes Purchase Agreement shall be consummated concurrently with the closing under this Agreement.

                                  ARTICLE VII
                                INDEMNIFICATION

7.1      SURVIVAL OF REPRESENTATIONS, WARRANTIES, AGREEMENTS AND COVENANTS,
         ETC.

         All statements contained in this Agreement or any other Document or any closing certificate delivered by the Company or the Purchasers, pursuant to this Agreement or in connection with the transactions contemplated by this Agreement (each, a "Closing Certificate"), shall constitute representations and warranties by the Company, or the Purchasers, as applicable, under this Agreement. Notwithstanding any investigation made at any time by or on behalf of any party hereto, all representations and warranties contained in this Agreement or made in writing by or on behalf of the Company, or any Purchaser, in connection with the transactions contemplated by this Agreement shall survive the Closing until fifteen (15) months following the Closing Date, provided however, that the representations and warranties contained in Sections 3.2, 3.3, 3.4 and Article IV shall survive the Closing indefinitely and the representations and warranties contained in Section 3.6 shall survive the Closing until such time as such representations and warranties cease to survive under the Recapitalization Agreement.

7.2      INDEMNIFICATION.

          (a) In addition to all other rights and remedies available to the Purchasers, the Company shall indemnify, defend and hold harmless each Purchaser and its affiliates and their respective partners, officers, directors, employees, agents and representatives (collectively, the "Purchaser Representatives"; and together with such Purchaser, the "Purchaser Indemnified Persons") against all Losses, and none of the Purchaser Indemnified Persons shall be liable to the Company or any other stockholder of the Company for or with respect to any and all Losses, together with all costs and expenses (including legal and accounting fees and expenses) related thereto or incurred in enforcing this Article VII, (i) arising from the untruth, inaccuracy or breach of any of the representations or warranties of the Company (without giving effect to any qualification as to materiality) contained in any Document or Closing Certificate or any facts or circumstances constituting any such untruth, inaccuracy or breach or (ii) arising from the breach of any covenant or agreement of the Company contained in any Document or any facts or circumstances constituting such breach.

          (b) In addition to all other rights and remedies available to the Company, each Purchaser severally as to itself only and not as to any other Purchaser, shall indemnify, defend and hold harmless the Company and its officers, directors, employees, agents and representatives (collectively, the "Company Indemnified Persons,") against all Losses, together with all reasonable out-of-pocket costs and expenses (including legal and accounting fees and expenses) related thereto or incurred in enforcing this Article VII,
(i) arising from the untruth, inaccuracy or breach of any of the representations or warranties of such Purchaser contained in any Document or Closing Certificate or any facts or circumstances constituting such untruth, inaccuracy or breach or (ii) arising from the breach of any covenant or agreement of such Purchaser contained in any Document or any facts or circumstances constituting such breach.

          (c)       If for any reason the indemnity provided for in this
Section 7.2 is unavailable to any Indemnified Person or is insufficient to hold each such Indemnified Person harmless from all such Losses arising with respect to the transactions contemplated by this Agreement, then the Indemnifying Persons shall contribute to the amount paid or payable for such Losses in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Persons on the one hand and such Indemnified Person on the other but also the relative fault of the Indemnifying Persons and the Indemnified Person as well as any other relevant equitable considerations. In addition, the Indemnifying Persons shall reimburse any Indemnified Person upon demand for all reasonable expenses (including reasonable fees of legal counsel) incurred by such Indemnified Person in connection with investigating, preparing for or defending any such action or claim. The indemnity, contribution and expenses reimbursement obligations that the Indemnifying Persons have under this Article VII shall be in addition to any Liability that the Indemnifying Persons may otherwise have. The Indemnifying Persons further agree that the indemnification and reimbursement commitments set forth in this Agreement shall apply whether or not the Indemnified Person is a formal party to any such Claim.

          (d) Any indemnification of an Indemnified Person by Indemnifying Persons pursuant to this Section shall be effected by wire transfer of immediately available funds from the Indemnifying Persons to an account designated by the Indemnified Person within 15 days after the determination thereof.

          (e) All indemnification rights hereunder shall survive the execution and delivery of the Documents and the consummation of the transactions contemplated herein and therein indefinitely, regardless of any investigation, inquiry or examination made for or on behalf of, or any knowledge of the Purchaser and/or any of the other Indemnified Parties or the acceptance by the Purchaser of any certificate or opinion.

                                  ARTICLE VIII
                             TRANSFER OF SECURITIES

8.1      RESTRICTION ON TRANSFER.

         The Preferred Units shall be restricted from transfer as set forth in the Amended and Restated Operating Agreement and the Members' Agreement.

8.2      RESTRICTIVE LEGENDS.

         Each certificate evidencing the Preferred Units shall be stamped or otherwise imprinted with a legend as set forth in the Members' Agreement.

                                   ARTICLE IX
                      ADDITIONAL AGREEMENTS OF THE COMPANY

9.1      FEES.

          (a) The Company will pay, and save the Purchasers harmless against all Liability, whether or not the Closing hereunder occurs, for the payment of, (i) all costs and other expenses incurred from time to time by the Company in connection with the Company's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with (including the reasonable costs and expenses of counsel incurred in connection with the review and preparation of the Documents), (ii) the actual and reasonable out-of-pocket costs and expenses incurred by CB Capital in connection with the transactions contemplated hereby, including reasonable fees, expenses and charges of O'Sullivan Graev & Karabell, LLP (counsel to CB Capital), (iii) the reasonable costs and expenses (including fees, expenses and charges of counsel) incurred by the Purchasers in connection with any amendment or waiver of, or enforcement of, any Document relating to the transactions contemplated hereby and (iv) the reasonable costs and expenses incurred by each Purchaser in any filing with any governmental authority with respect to its investment in the Company or in any other filing with any governmental authority with respect to the Company that mentions such Purchaser.

          (b) The Company further agrees that it will pay, and will save the Purchasers harmless from, any and all Liability with respect to any stamp or similar taxes which may be determined to be payable in connection with the execution and delivery and performance of the Documents or any modification, amendment or alteration of the terms or provisions of the Documents.

          (c) The Company further agrees that it will pay (a) a closing fee (the "Closing Fee") in the aggregate amount of $1,100,850 and (b) an application fee (the "Application Fee") in the aggregate amount of $314,150 to the Purchasers, to be shared by the Purchasers pro rata in accordance with the number of Preferred Units purchased hereunder. The Company hereby authorizes each Purchaser to withhold from its aggregate purchase price set forth opposite its name on Schedule I hereto, its pro rata portion of the applicable fees payable to it by the Company pursuant to this Section 9.1(c).

9.2      FURTHER ASSURANCES.

         The Company shall duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and to take all such action, in each case as may be necessary or proper in the reasonable judgment of the Purchasers holding a majority of the Preferred Units to carry out the provisions and purposes of the Agreement and the other Documents.

9.3      REMEDIES.

         In case any one or more of the representations, warranties, covenants and/or agreements set forth in this Agreement shall have been breached by the Company, the Purchasers (or any Purchaser) may proceed to protect and enforce its or their rights either by suit in equity and/or by action at law, including an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.

9.4      SUCCESSORS  AND  ASSIGNS.

         This Agreement shall bind and inure to the benefit of the Company and the Purchasers and their respective successors and assigns. Upon any transfer of any Preferred Units, as a condition to transfer the transferee shall agree to be bound by, and entitled to the benefits of, this Agreement with respect to such transferred Preferred Units in the same manner as the transferring Purchaser.

9.5      ENTIRE  AGREEMENT.

         This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

9.6      NOTICES.

         All notices and other communications delivered hereunder (whether or not required to be delivered hereunder) shall be deemed to be sufficient and duly given if contained in a written instrument (a) personally delivered, (b) sent by telecopier, (c) sent by nationally-recognized overnight courier guaranteeing next Business Day delivery or (d) sent by first class registered or certified mail, postage prepaid, return receipt requested, in each case addressed as follows:

                 if to the Company, to:

                 DonJoy, L.L.C.
                 2985 Scott St.
                 Vista, CA 92083
                 Telephone:  (760) 727-1280
                 Telecopier:  (760) 734-3536
                 Attention:  Mr. Leslie H. Cross
                             Chief Executive Officer
                 with a copy to:

                 O'Sullivan Graev & Karabell, LLP
                 30 Rockefeller Plaza
                 New York, NY 10112
                 Telephone:  (212) 408-2400
                 Telecopier:  (212) 728-5950
                 Attention:  John J. Suydam, Esq.

if to CB Capital, to its address set forth on Schedule I attached hereto;

                 with a copy to:

                 O'Sullivan Graev & Karabell, LLP
                 30 Rockefeller Plaza
                 New York, NY 10112
                 Telephone:  (212) 408-2400
                 Telecopier:  (212) 728-5950
                 Attention:  John J. Suydam, Esq.

if to First Union, to its address set forth on Schedule I attached hereto;.

or to such other address as the party to whom such notice or other communication is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) when delivered, if personally delivered, (ii) when sent, if sent by telecopy on a Business Day (or, if not sent on a Business Day, on the next Business Day after the date sent by telecopy), (iii) on the next Business Day after dispatch, if sent by nationally recognized, overnight courier guaranteeing next Business Day delivery, and (iv) on the fifth Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.

9.7      AMENDMENTS, MODIFICATIONS AND WAIVERS.

         The terms and provisions of this Agreement may not be modified or amended, nor may any of the provisions hereof be waived, temporarily or permanently, except pursuant to a written instrument executed by the Company and the holders of a majority of the Preferred Units; provided however that any such amendment, modification or waiver that would adversely affect the rights hereunder of any Purchaser, in its capacity as a Purchaser, without similarly affecting the rights hereunder of all Purchasers, in their capacities as Purchasers, shall not be effective as to such Purchaser without its prior written consent. No waiver by any party shall operate or be construed as a waiver of any subsequent breach by any other party.

9.8      GOVERNING  LAW; WAIVER OF JURY TRIAL.

          (a) All questions concerning the construction, interpretation and validity of the Documents shall be governed by and construed and enforced in accordance with the domestic laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of the Documents, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

          (b) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

          (c) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any court of the State of New York or Federal court of the United States of America sitting in the State of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such court of the State of New York or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (d) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court of the State of New York or Federal court. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

9.9      NO THIRD PARTY RELIANCE.

         Anything contained herein to the contrary notwithstanding, the representations and warranties of the Company contained in this Agreement (a) are being given by the Company as an inducement to the Purchasers to enter into this Agreement and the other Documents (and the Company acknowledges that the Purchasers have expressly relied thereon) and (b) are solely for the benefit of the Purchasers and their permitted assigns. Accordingly, no third party (including, without limitation, any other holder of any equity interest of the Company) or anyone acting on behalf of any thereof other than the Purchasers and their permitted assigns, and each of them, shall be a third party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against the Purchasers or the Company with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Agreement or otherwise.

9.10     SEVERABILITY.

         It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

9.11     INDEPENDENCE OF AGREEMENTS, COVENANTS, REPRESENTATIONS AND WARRANTIES.

         All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder.

9.12     COUNTERPARTS; FACSIMILE SIGNATURES.

         This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

                                  *  *  *  *

                 IN WITNESS WHEREOF, the parties hereto have executed this Preferred Unit Purchase Agreement as of the date first above written.

                                        COMPANY:

                                        DONJOY, L.L.C.

                                        By:  /s/ Cyril Talbot III
                                             --------------------
                                        Name:    Cyril Talbot III
                                        Title:   Vice President- Finance, Chief
                                                 Financial Officer and Secretary



                                        PURCHASERS:


                                        CB CAPITAL INVESTORS, L.P.

                                        By:   CB Capital Investors, Inc.,
                                        its General Partner

                                        By:  /s/ Mitchell Blutt
                                             ---------------------
                                        Name:    Mitchell Blutt, M.D.
                                        Title:   Vice President

                                        FIRST UNION INVESTORS, INC.

                                        By:  /s/ Neal Morrison
                                             ----------------------
                                        Name:    Neal Morrison
                                        Title:   Sr. Vice President





             [Signature Page to Preferred Unit Purchase Agreement]

                                   SCHEDULE I


-------------------------------------------------------------------------

     NAME AND ADDRESS                NUMBER OF UNITS        TOTAL PRICE

-------------------------------------------------------------------------
CB CAPITAL INVESTORS, L.P.               27,124           $21,204,968.64
c/o Chase Capital Partners
380 Madison Avenue,
12th Floor
New York, NY  10017
Attention: Eric Green
Tel:  (212) 622-3100
Fax:  (212) 622-3101
-------------------------------------------------------------------------

FIRST UNION INVESTORS, INC.              13,060           $10,210,031.36
One First Union Center
Charlotte, NC 28288
Attention:  Eric Eubank
Tel:  (704)
Fax:  (704)

-------------------------------------------------------------------------

TOTAL                                    40,184             $31,415,000

-------------------------------------------------------------------------
